As filed with the Securities and Exchange Commission on October 15, 2015
Registration No. 333-[●]

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
__________________________

WAFERGEN BIO-SYSTEMS, INC.
(Exact name of registrant as specified in its charter)
__________________________

Nevada	3826	90-0416683
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7400 Paseo Padre Parkway
Fremont, CA 94555
(510) 651-4450
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
__________________________

Rolland Carlson, President and Chief Executive Officer
7400 Paseo Padre Parkway
Fremont, CA 94555
(510) 651-4450
(Name, address, including zip code, and telephone number, including area code, of agent for service)
__________________________

Please send copies of all communications to:

Mark R. Busch K&L Gates LLP 214 North Tryon Street, Suite 4700 Charlotte, NC 28202 (704) 331-7440	Michael F. Nertney Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 (212) 931-8705
__________________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ (File No. 333-206397)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Class B Units consisting of:	$2,445,000	$247.22
(i) Shares of Series 2 Convertible Preferred Stock, par value $0.001 per share
(ii) Shares of common stock issuable on conversion of Series 2 Convertible Preferred Stock (2)
(iii) Warrants to purchase common stock (2)
Common Stock issuable upon exercise of warrants	$3,535,200	$355.99
Total	$5,990,200	$603.21

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(2) No additional consideration is payable pursuant to Rule 457(g) under the Securities Act.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE

This 462(b) Registration Statement relates to the public offering of common stock (the “Offering”) contemplated by the Registration Statement on Form S-1 (File No. 333-206397), which was initially filed on August 14, 2015, and which, as amended, was declared effective by the Securities and Exchange Commission on October 15, 2015. This Registration Statement on Form S-1 (the “462(b) Registration Statement”) is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the purposes of registering 2,445 Class B Units of WaferGen Bio-systems (the “Company”) with each unit consisting of one share of Series 2 Convertible Preferred Stock, par value $0.001 per share, convertible into 10,000 shares of common stock and 10,000 warrants to purchase shares of our common stock, together with the shares of common stock underlying such shares of Series 2 Convertible Preferred Stock and warrants, to be sold to the public in the Offering. Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-1 (File No. 333-206397), including the exhibits thereto, are hereby incorporated by reference into this 462(b) Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on October 15, 2015.

WAFERGEN BIO-SYSTEMS, INC.
By:	/s/ Rolland Carlson
Rolland Carlson
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ ROLLAND CARLSON	Chief Executive Officer and President	October 15, 2015
Rolland Carlson	(Principal Executive Officer)

/s/ MICHAEL P. HENIGHAN	Chief Financial Officer	October 15, 2015
Michael P. Henighan	(Principal Financial Officer and Principal Accounting Officer)

*	Executive Chairman of the Board	October 15, 2015
Ivan Trifunovich

*	Director	October 15, 2015
Dr. R. Dean Hautamaki

*	Director	October 15, 2015
Makoto Kaneshiro

*	Director	October 15, 2015
Joel Kanter

*	Director	October 15, 2015
William McKenzie

*	Director	October 15, 2015
Robert Schueren

* By: /s/ ROLLAND CARLSON
Rolland Carlson, Attorney in Fact

Exhibit Index

Incorporated by Reference
Exhibit Number	Exhibit Description	Filed Herewith	Form	Period Ending	Exhibit	Filing Date

5.1	Opinion of McDonald Carano Wilson LLP	X

5.2	Opinion of K&L Gates LLP	X

23.1	Consent of Independent Registered Public Accounting Firm	X

23.2	Letter of Consent from McDonald Carano Wilson LLP (included in Exhibit 5.1)	X

23.3	Letter of Consent from K&L Gates LLP (included in Exhibit 5.2)	X

24.1	Power of Attorney (included on signature page of this registration statement as originally filed)		S-1		24.1	8/14/2015